Ore Reserves Engineering
Alan C. Noble, P.E.
Principal Engineer







                        CONSENT OF INDEPENDENT ENGINEERS


     As independent engineers, Ore Reserves Engineering ("ORE") has rendered its estimates of open-pit ore reserves for the Tonkin Springs Project, dated October, 1996. ORE hereby consents to all references to ORE in the Form 10-KSB for the period ended December 31, 1996, of Gold Capital Corporation.



                                            ORE RESERVES ENGINEERING


                                            /s/ Alan C. Noble, P.E.

                                                Alan C. Noble, P.E.



Lakewood, Colorado
March 20, 1997






--------------------------------------------------------------------------------

303-237-8271 (Office)       12254 Applewood Knolls Drive
303-237-4533 (FAX)          Lakewood, Colorado 80215         303-238-2821 (Res.)